EXHIBIT 3.4
-----------

DEAN HELLER                                   FILED # C12099-95
                                                    ----------
Secretary of State
204 North Carson Street, Suite 1                  OCT 27 2004
Carson City, Nevada 89701-4299
(775) 684 5708                                  IN THE OFFICE OF
Website: secretaryofstate.biz                     DEAN HELLER,
                                                SECRETARY OF STATE
-------------------------------------

CERTIFICATE OF AMENDMENT
[PURSUANT TO NRS 78.385 AND78.390
-------------------------------------
Important: Read attached                 ABOVE SPACE IS FOR OFFICE USE ONLY
instructions before completing form.

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

    Belize Cashew Company

2. The articles have been amended as follows (provide article numbers, if available):

The name of the company has been amended to Royal Brokerage, Inc. effective immediately.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 93%

4. Effective date of filing (optional):
                                       --------------------------------------
                                          (must not be later than 90 days
                                           after the certificate is filed)

5.  Officer Signature (Required):  s/Chasity Thompson
                                 -----------------------------------------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.
                                  Nevada Secretary of State AM 78.385 Amend 2003
                                                             Revised on 11/03/03